Busia County Government and AmericaTowne, Holding, Inc.
Procedures for Delivery of Equipment and Payment Pursuant to the Award Letter, 23 May 2018, for Tender BSA/CG/25/2018-2019/2020

This Memorandum Serves as a basis for completing the Partnership between Busia County, Kenya, and AmericaTowne, Holdings Inc.

Pursuant to the Award Letter of 23 May 2018from the Honorable Speaker of Busia CountyGovernment approving the partnership with AmericaTowne, Holdings, Inc., and BusiaCounty Government for the purchase of equipment. The Tender totaling 750 million Kenya Shillingsannually for three years.

The equipment will be provided under Tender BSA/CG/25/2018-2019/2020.

To ensure prompt delivery of required equipment, AmericaTowne, Holdings, Inc., and Busia County Government agree that:

Busia County Government and AmericaTowne, Holdings, Inc., will work closely together to ensure prompt and efficient fulfillment of the partnership and delivery of required equipment.

AmericaTowne, Holdings, Inc. will immediately take action to source the required equipment upon receiptof the required specifications from the Department of Procurement.

By June 8, 2018, AmericaTowne, Holdings, Inc. will present an invoice to the Busia County Government Department of Finance for the total costs of the equipment under the Resolution.

Upon receipt of invoice by AmericaTowne Holdings, Inc., Busia County Government Department of Finance will pay eighty percent (80%) of the total invoice for the tender in US Dollars to AmericaTowne, Holdings, Inc. as designated by AmericaTowne' Chief Executive Officer.

Upon receipt of initial funds of eighty percent (80%) of the invoice value, AmericaTowne Holdings, Inc., will within 30 days and or at the most expeditious time deliver the total equipment requested to Busia County.

After delivery of all equipment requested, and upon AmericaTowne, Holding Inc. presenting its final invoice for the Tender to Busia County Government, Busia County Government Department of Finance will pay to AmericaTowne Holdings, Inc. the remaining payments of twenty percent (20%) in US Dollars for each invoiceas designated by AmericaTowne' Chief Executive Officer.

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AMERICATOWNE HOLDINGS, INC.,
a Nevada corporation

By: Alton Perkins
Its: Chief Executive Officer
Dated: 5/28/18

COUNTY OF Busia

By: H.ESospetersOdekeOjaamong
Its: Governor Busia County
Dated: May 28, 2018